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                                  EXHIBIT 9(a)

                     Management and Administration Agreement
                            dated as of April 1, 1996
                 between the Registrant and ASO Services Company


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                     MANAGEMENT AND ADMINISTRATION AGREEMENT
                               AS OF APRIL 1, 1996

ASO SERVICES COMPANY
3435 STELZER ROAD
COLUMBUS, OHIO 43219

Gentlemen:

         AmSouth Mutual Funds, a Massachusetts business trust (the "Trust"), herewith confirms its Agreement with the ASO Services Company ("Administrator") as follows:

         The Trust desires to employ a portion of its capital by investing and reinvesting the same in investments of the type and in accordance with the limitations specified in its Declaration of Trust and in the Prospectuses and Statement of Additional Information relating to each of the investment portfolios and any additional investment portfolios of the Trust, as each are or will be identified on Schedule A hereto (such investment portfolios and any additional investment portfolios together called the "Funds"), copies of which have been or will be submitted to Administrator, and in resolutions of the Trust's Board of Trustees. The Trust desires to engage Administrator to serve as the manager and administrator for the Funds upon the following terms and conditions.

         1.       Services as Manager and Administrator

         Subject to the direction and control of the Board of Trustees of the Trust, Administrator will assist in supervising all aspects of the operations of the Funds except those performed by the investment adviser for the Funds under its Investment Advisory Agreements, the custodian for the Funds under its Custodial Services Agreement, the transfer agent for the Funds under its Transfer Agency Agreement and the fund accountant for the Funds under its Fund Accounting Agreement.

         Administrator will maintain office facilities (which may be in the office of Administrator or an affiliate but shall be in such location as the Trust shall reasonably determine); furnish statistical and research data, clerical and certain bookkeeping services and stationery and office supplies; prepare the periodic reports to the Securities and Exchange Commission (the "Commission") on Form N-SAR or any replacement forms therefor; compile data for, assist the Trust or its designee in the preparation of, and file all the Funds' federal and state tax returns and required tax filings other than those required to be made by the Funds' custodian and transfer agent; prepare compliance filings pursuant to state securities laws with the advice of the Trust's counsel; respond to fund audits from both independent accountants and regulatory agencies and coordinate Commission inspections; provide support and review of certain periodic Commission and Internal Revenue Service qualification and compliance measurement tests; assist to the extent requested by the Trust with the Trust's


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preparation of its Annual and Semi-Annual Reports to Shareholders and its
Registration Statements (on Form N-1A or any replacement therefor); maintain fund and director insurance as directed by the Trust; assist to the extent requested by the Trust in the Trust's Shareholder Meeting and proxy solicitation process; compile data for, prepare and file timely Notices to the Commission required pursuant to Rule 24f-2 under the Investment Company Act of 1940 (the "1940 Act"); keep and maintain Fund agreements with service providers and broker-dealers; review and file all Fund advertising and sales material; keep and maintain the financial accounts and records of the Funds, including calculation of daily expense accruals; in the case of money market funds, periodically review the amount of deviation, if any, of the current net asset value per share (calculated using available market quotations or an appropriate substitute that reflects current market conditions) from each money market fund's amortized cost price per share; and generally assist in all aspects of the operations of the Funds. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Administrator hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act. Administrator may delegate some or all of its responsibilities under this Agreement.

         Administrator may, at its expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that Administrator shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that Administrator shall be responsible, to the extent provided in Section 4 hereof, for all acts of such subcontractor as if such acts were its own.

         2.       Fees; Expenses; Expense Reimbursement

         In consideration of services rendered and expenses assumed pursuant to this Agreement, each of the Funds will pay Administrator on the first business day of each month, or at such time(s) as Administrator shall request and the parties hereto shall agree, a fee computed daily and paid as specified below equal to the lesser of (a) the fee calculated at the applicable annual rate set forth on Schedule A hereto. The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be prorated according to the proportion which such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

         For the purpose of determining fees payable to Administrator, the value of the net assets of a particular Fund shall be computed in the manner described in the Trust's Declaration of Trust or in the Prospectus or Statement of Additional Information respecting that Fund as from time to time is in effect for the computation of the value of such net assets in connection with the determination of the liquidating value of the shares of such Fund.


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         Administrator will from time to time employ or associate with itself such person or persons as Administrator may believe to be particularly fitted to assist it in the performance of this Agreement. Such person or persons may be partners, officers, or employees who are employed by both Administrator and the Trust. The compensation of such person or persons shall be paid by Administrator and no obligation may be incurred on behalf of the Funds in such respect. Other expenses to be incurred in the operation of the Funds including taxes, interest, brokerage fees and commissions, if any, fees of Trustees who are not partners, officers, directors, shareholders or employees of Administrator or the investment adviser or distributor for the Funds, commission fees and state Blue Sky qualification and renewal fees and expenses, investment advisory fees, custodian fees, transfer and dividend disbursing agents' fees, fund accounting fees including pricing of portfolio securities, certain insurance premiums, outside auditing and legal expenses, costs of maintenance of corporate existence, typesetting and printing prospectuses for regulatory purposes and for distribution to current Shareholders of the Funds, costs of Shareholders' and Trustees' reports and meetings and any extraordinary expenses will be borne by the Funds; provided, however, that the Funds will not bear, directly or indirectly, the costs of any activity which is primarily intended to result in the distribution of shares of the Funds.

         If in any fiscal year the aggregate expenses of a particular Fund (as defined under the securities regulations of any state having jurisdiction over the Trust) exceed the expense limitations of any such state, Administrator will reimburse such Fund for a portion of such excess expenses equal to such excess times the ratio of the fees respecting such Fund otherwise payable to Administrator hereunder to the aggregate fees respecting such Fund otherwise payable to Administrator hereunder and to AmSouth Bank of Alabama, formerly AmSouth Bank, N.A., under the Investment Advisory Agreements between AmSouth Bank, N.A. and the Trust. The expense reimbursement obligation of Administrator is limited to the amount of its fees hereunder for such fiscal year, provided, however, that notwithstanding the foregoing, Administrator shall reimburse a particular Fund for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Trust so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

         3.       Proprietary and Confidential Information

         Administrator agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.


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         4.       Limitation of Liability

         Administrator shall not be liable for any loss suffered by the Funds in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also partner, employee, or agent of Administrator, who may be or become an officer, Trustee, employee, or agent of the Trust or the Funds shall be deemed, when rendering services to the Trust or the Funds, or acting on any business of that party, to be rendering such services to or acting solely for that party and not as a partner, employee, or agent or one under the control or direction of Administrator even though paid by it.

         5.       Term

         This Agreement shall become effective as of the date first written above (or, if a particular Fund is not in existence on the date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed) and shall continue until December 31, 2000, and unless sooner terminated as provided herein, thereafter shall be renewed automatically for successive five-year terms, unless written notice not to renew is given by the non-renewing party to the other party at least 60 days prior to the expiration of the then-current term; provided, however, that after such termination for so long as Administrator, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Administrator shall be entitled to collect from the Trust, in addition to the compensation described under paragraph 2 hereof, the amount of all Administrator's cash disbursements for services in connection with Administrator's activities in effecting such termination, including without limitation, the delivery to the Trust, and/or its designee, of the Trust's property, records, instruments and documents, or any copies thereof. Subsequent to such termination for a reasonable fee to be paid by the Trust, Administrator will provide the Trust with reasonable access to any Trust documents or records remaining in its possession.

         This Agreement shall be reviewed under the "cause" provisions of this paragraph at least annually by the Trust's Board of Trustees, provided that this Agreement is also reviewed and ratified by the majority of the Trust's Trustees who are not parties to the Agreement or interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of reviewing and ratifying this Agreement, and provided further that the scope of such review shall include whether there is any "cause" (as defined below) that would justify terminating this Agreement. This Agreement is terminable with respect to a particular Fund only through a failure to renew (upon submission of timely written notice not to renew), upon mutual agreement of the parties hereto or for "cause" (as


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defined below) by the party alleging "cause," in any case on not less than 60 days notice by the Trust's Board of Trustees or by Administrator.

         For purposes of this Agreement, "cause" shall mean (a) willful misfeasance, bad faith, negligence or reckless disregard on the part of the party to be terminated with respect to its obligations and duties set forth herein; (b) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; (c) the dissolution or liquidation of either party or other cessation of business other than a reorganization or recapitalization of such party as an ongoing business; (d) financial difficulties on the part of the party to be terminated which is evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; or (e) any circumstance which does nor may substantially impair the performance of the obligations and duties of the party to be terminated, or the ability to perform those obligations and duties, as contemplated herein.

         If, for any reason other than "cause" as defined above, Administrator is replaced as fund manager and administrator, or if a third party is added to perform all or a part of the services provided by Administrator under this Agreement (excluding any sub-administrator appointed by Administrator as provided in Section 1 hereof), then the Trust shall make a one-time cash payment, as liquidated damages, to Administrator equal to the balance due Administrator for (i) the remainder of the term of this Agreement, or (ii) two years, whichever is shorter, assuming for purposes of calculation of the payment that the asset level of the Trust on the date Administrator is replaced, or a third party is added, will remain constant for the balance of the contract term.

         6.       Representations of the Trust.

         The Trust certifies to Administrator that this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         7.       Representations of Administrator.

         Administrator represents and warrants that: (1) the various procedures and systems which Administrator has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause of the records and other data of the Trust and Administrator's records, data, equipment facilities and other property used in the performance


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of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of it obligations hereunder, and (2) this Agreement has been duly authorized by Administrator and, when executed and delivered by Administrator, will constitute a legal, valid and binding obligation of Administrator, enforceable against Administrator in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         8.       Insurance.

         Administrator shall notify the Trust should any of its insurance coverage be cancelled or reduced. Such notification shall include the date of change and the reasons therefor. Administrator shall notify the Trust of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by Administrator under its insurance coverage.

         9. Governing Law and Matters Relating to the Trust as a Massachusetts Business Trust

         This Agreement shall be governed by the law of the Commonwealth of Massachusetts. The names "AmSouth Mutual Funds" and "Trustees of AmSouth Mutual Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust dated as of October 1, 1987, as amended June 25, 1993, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "AmSouth Mutual Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.


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         If the foregoing is in accordance with your understanding, kindly so indicate by signing and returning to us the enclosed copy hereof.

                                            Very truly yours,

                                            AMSOUTH MUTUAL FUNDS

                                            By: /s/ Sean M. Kelly
                                                ---------------------------
                                            Title:   President
                                                  -------------------------
Accepted:

ASO SERVICES COMPANY

By: /s/ Stephen G. Mintos
   ------------------------------
Title:     President
      ---------------------------


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                                                      Dated: As of April 1, 1996

                                   Schedule A
                                     to the
                     Management and Administration Agreement
                        between AmSouth Mutual Funds and
                              ASO Services Company
                            dated as of April 1, 1996



Name of Fund                  Compensation*                  Date
------------                  -------------                  ----
AmSouth Prime                 Annual Rate of twenty          As of April 1, 1996
Obligations, U.S.             hundredths of one-percent
Treasury, Tax Exempt,         (.20%) of each such
Equity, Regional Equity,      Fund's average daily net
Balanced, Bond, Limited       assets
Maturity, Municipal
Bond, Government
Income, Alabama Tax-
Free, and Florida Tax-
Free Funds.

                                                     AMSOUTH MUTUAL FUNDS

                                                     By: /s/ Sean M. Kelly
                                                         -----------------------
                                                     Title:  President
                                                           ---------------------
                                                     ASO SERVICES COMPANY

                                                     By: /s/ Stephen G. Mintos
                                                         -----------------------
                                                     Title:  President
                                                           ---------------------
------------------
         *All fees are computed daily and paid periodically.


                                       A-1